                                                                    EXHIBIT 10.2

                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

                               SEVERANCE PAY PLAN

                            EFFECTIVE AUGUST 15, 2004

                                TABLE OF CONTENTS
                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.
                               SEVERANCE PAY PLAN

                                                                              PAGE
                                                                              ----
Section 1.  PURPOSE AND EFFECTIVE DATE......................................     1
            1.1  Purpose....................................................     1
            1.2  Effective Date.............................................     1
Section 2.  DEFINITIONS.....................................................     1
            2.1  Committee..................................................     1
            2.2  Company....................................................     1
            2.3  Disabled...................................................     1
            2.5  Eligible Employee..........................................     1
            2.5  Employee...................................................     1
            2.6  Participating Employer.....................................     2
            2.7  Plan.......................................................     2
            2.8  Weekly Pay.................................................     2
            2.9  Year of Service............................................     2
Section 3.  PLAN PARTICIPATION AND SEVERANCE PAY BENEFIT....................     3
            3.1  Circumstances in Which Benefits are Payable................     3
                 (a)  Position Elimination..................................     3
                 (b)  Other.................................................     3
                 (c)  Factors...............................................     3
                 (d)  Notice................................................     4
                 (e)  Failure to Timely Execute Release.....................     4
            3.2  Benefit Formula............................................     4
            3.3  Release/Noncompetition and Nondisclosure Form..............     4
            3.4  Benefit Payment Form.......................................     4
            3.5  Withholding................................................     5
            3.6  Forfeiture of Benefit......................................     5
            3.7  Effect on Certain Other Benefits...........................     5
                 (a)  Unemployment Benefits.................................     5
                 (b)  No Duplication of Benefits............................     5
Section 4.  ADMINISTRATION..................................................     5
Section 5.  MISCELLANEOUS...................................................     6
            5.1  Right to Terminate Employment..............................     6
            5.2  Death......................................................     6
            5.3  Incompetency...............................................     6
            5.4  Source of Benefits.........................................     6
            5.6  ERISA......................................................     7
            5.8  Amendment and Termination..................................     7
            5.9  Limitations................................................     7
            5.10 Severability...............................................     7

                                TABLE OF CONTENTS
                        SUMMARY PLAN DESCRIPTION FOR THE
                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.
                               SEVERANCE PAY PLAN

                                                                              PAGE
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
Section 1.  GENERAL INFORMATION.............................................     1
            1.1  Plan Administrator.........................................     1
            1.2  Plan Sponsor...............................................     1
            1.2  Participating Employers....................................     1
            1.3  Questions and Legal Matters................................     2
            1.4  Additional Information.....................................     2
Section 2.  CLAIMS REVIEW PROCEDURE.........................................     2
            2.1  Initial Claim..............................................     2
            2.2  Appeal of Initial Decision.................................     2
Section 3.  RIGHTS UNDER ERISA..............................................     3
            3.1  General....................................................     3
            3.2  Information about the Plan.................................     3
            3.3  Prudent Actions by Plan Fiduciaries........................     3
            3.4  Enforcement of Rights......................................     4
            3.5  Assistance with Questions..................................     4

                        THE GOLFSMITH SEVERANCE PAY PLAN

                                     Section 1.

                           PURPOSE AND EFFECTIVE DATE

      1.1 Purpose. The purpose of this Golfsmith Severance Pay Plan is to provide a monetary cushion to help certain former employees deal with loss of employment.

      1.2 Effective Date. The Plan is established effective as of August 15, 2004, with respect to Eligible Employees terminating employment on or after such date.

                                   Section 2.

                                   DEFINITIONS

      For purposes of this Plan, the following terms shall have the meanings set forth opposite such terms.

      2.1 Committee -- means the Golfsmith Severance Pay Plan Committee, comprised of not less than one member, established by the Chief Executive Officer of the Company or his or her delegate to administer this Plan, the members of which shall be appointed by him or her in his or her discretion and shall serve as such at his or her pleasure.

      2.2 Company -- means Golfsmith International Holdings, Inc., a Delaware corporation.

      2.3 Disabled -- means a mental or physical condition, or more than one such condition, which qualifies the Eligible Employee for Social Security disability benefits.

      2.4 Eligible Employee -- means

            (a) an active, full-time Employee of a Participating Employer who has been continuously employed on a full-time basis by one or more Participating Employers for at minimum of one year and who works primarily within the United States and who is not a member of a unit of employees covered by a collective bargaining agreement between an employee representative and a Participating Employer, unless otherwise provided in the collective bargaining agreement, or

            (b) a person who was an Employee described in Section 2.4(a) immediately before the date his or her status as an active Employee ceased as a result of his or her becoming Disabled.

      2.5 Employee -- means an individual who for purposes of this Plan for any period who (i) is actually classified during such period by a Participating Employer on its payroll, personnel and benefits system as an employee, and (ii) is paid for services rendered during such period through the payroll system, as distinguished from the accounts payable department, of the Participating Employer.

      2.6 Participating Employer -- means Golfsmith International Holdings, Inc. and any subsidiary or affiliate of Golfsmith International Holdings, Inc. designated by the Committee in its sole discretion as a Participating Employer under the Plan.

      2.7 Plan -- means this Golfsmith International Holdings, Inc. Severance Pay Plan as set forth in this document and as hereafter amended from time to time.

      2.8 Weekly Pay -- means

            (a) for each hourly Eligible Employee, his or her basic rate of hourly pay (as determined by the Committee) as in effect on the date the Committee determines that his or her active employment as an Eligible Employee terminated (whether as a result of becoming Disabled or otherwise) multiplied by the lesser of (i) 40 or (ii) the number of hours which the Committee determines that he or she ordinarily was expected to work each week immediately before the date his or her active employment terminated, or

            (b) for each salaried Eligible Employee, 1/52 of his or her annual basic salary (as determined by the Committee) as in effect on the date the Committee determines that his or her active employment as an Eligible Employee terminated (whether as a result of becoming Disabled or otherwise), or

            (c) for each Eligible Employee whose pay depended at least in part on commissions, his or her basic weekly pay rate (as determined by the Committee) as in effect on the date the Committee determines that his or her active employment terminated (whether as a result of becoming Disabled or otherwise) plus the weekly average of his or her commissions which the Committee determines that he or she earned during the calendar year which immediately preceded the calendar year in which his or her active employment as an Eligible Employee terminated (whether as a result of becoming Disabled or otherwise).

      2.9 Years of Service -- means for each Eligible Employee, his or her continuous full years of employment with a Participating Employer since his or her most recent date of employment by the Participating Employer; provided, however, that such continuous full years of employment commences as of the date such Participating Employer was actually an affiliate of the company.

                                   Section 3.

                  PLAN PARTICIPATION AND SEVERANCE PAY BENEFIT

      3.1 Circumstances in Which Benefits are Payable.

            (a) Involuntary Termination. An Eligible Employee shall qualify for a benefit under Section 3.2 of this Plan as a result of his or her involuntary termination of employment by a Participating Employer, if the Committee in its discretion determines that

                  (1) his or her employment was not terminated for cause or for a violation of any policy of the Participating Employer that was his or her employer, each as determined by the Committee in its discretion;

                  (2) his or her termination was unrelated to a sale or other disposition of all or any part of a division, subsidiary or other business segment (including, without limitation, a disposition by sale of shares of stock or of assets) in which he or she was employed, unless he or she had no reasonable opportunity to continue to work for the purchaser or acquirer of the division, subsidiary or business segment;

                  (3) he or she failed (as a result of such termination) to
            qualify for any severance pay (except under this Plan) or other plan or benefit that the Committee in its discretion deems to duplicate this Plan and that is sponsored or paid by the Company or any of its affiliates, including any Participating Employer; and

                  (4) he or she properly, timely and unconditionally executes the release and, if applicable, the agreement on confidentiality and competition required under Section 3.2(e).

            (b) Other. An Eligible Employee who fails to satisfy the requirements of Section 3.1(a) nevertheless may qualify for a benefit under Section 3.2 of this Plan or for a lesser benefit (whichever the Committee acting in its absolute discretion specifies for such Eligible Employee) if:

                  (1) the Committee acting in its absolute discretion determines that such qualification is in the best interests of the Company and

                  (2) he or she properly, timely and unconditionally executes the release and, if applicable, the agreement on confidentiality and competition required under Section 3.2(e).

            (c) Factors. In making the determinations required under this
      Section 3.1, the Committee shall have the right to take into account all factors which the Committee deems relevant under the circumstances.

            (d) Notice. Notice of qualification under Section 3.1(a) or Section 3.1(b) shall be furnished to the Eligible Employee by the Committee, and such notice shall include a copy of the release and, if applicable, the agreement on confidentiality and competition which he or she shall be required to promptly, timely and unconditionally execute as part of the qualification process.

            (e) Failure to Timely Execute Release. If an Eligible Employee declines to properly, timely and unconditionally execute the release and, if applicable, the agreement on confidentiality and competition required by the Committee for the benefit described in Section 3.2, the Eligible Employee shall not qualify for a benefit under this Plan.

      3.2 Benefit Formula If an Eligible Employee qualifies under Section 3.1(a) or Section 3.l(b) for a benefit under this Section 3.2, his or her benefit under this Plan shall equal the amount set forth opposite his or her position (as determined based on the Participating Employer's payroll records as of the date his or her employment terminated).

            Vice President -- 52 times his or her Weekly Pay.

            Director/Manager -- 2 times his or her Weekly Pay multiplied by his or her Years of Service, with a minimum benefit of 4 times his or her Weekly Pay.

            Employee below the level of Director/Manager -- 2 times his or her Weekly Pay multiplied by his or her Years of Service, with a minimum benefit of 2 times his or her Weekly Pay.

      3.3 Release/Noncompetition and Nondisclosure Form. The Committee shall develop form releases and a form agreement on confidentiality and competition which Eligible Employees shall be required to properly, timely and unconditionally execute as a condition to qualifying for a benefit under Section
3.1. The Committee shall revise such forms from time to time as the Committee deems necessary or appropriate and, further, shall determine when each such revision shall become effective. The Committee, as part of each determination under Section 3.1, also shall determine whether the release for an Eligible Employee shall (for reasons sufficient to the Committee) include requirements in addition to the minimum requirements set forth in the form and shall revise the form release for such Eligible Employee accordingly. The Committee in its sole discretion shall (for reasons sufficient to the Committee) determine whether an Eligible Employee is required to sign the agreement on confidentiality and competition to qualify for a benefit under Section 3.2.

      3.4 Benefit Payment Form. If an Eligible Employee qualifies for a benefit under this Plan, such benefit shall be paid or shall commence as soon as practicable after his or her employment has terminated, and payment shall be made at the discretion of the Committee either (i) in a lump sum or (ii) at a rate of one times the Eligible Employee's Weekly Pay per week, to be paid in equal installments (reflecting the Eligible Employee's pay period immediately prior to his or her termination of employment) until the amount set forth opposite his or her position in Section 3.2 has been fully paid to such Eligible Employee; provided no installments shall be paid over a period which exceeds two years from the date that the Eligible Employee's employment terminated.

      3.5 Withholding. The Participating Employer shall have the right to take such action as it deems necessary or appropriate in order to satisfy any federal, state or local income or other tax requirement to withhold or make deductions from any benefit otherwise payable under this Plan.

      3.6 Forfeiture of Benefit. If an Eligible Employee who is entitled to a benefit under the Plan is reemployed by the Company or any Participating Employer, his or her benefit under the Plan shall cease or be forfeited in accordance with the following:

            (a) If the Eligible Employee is reemployed prior to receiving any benefit under the Plan, he or she shall forfeit the entire benefit otherwise payable under the Plan;

            (b) If he or she is reemployed after benefit payments have commenced in the form of installments, he or she shall forfeit any remaining installments otherwise payable on and after the date he or she is reemployed; and

            (c) If he or she is reemployed after receiving his or her entire benefit under the Plan in the form of a lump sum, he or she shall return to the Company or the Participating Employer, as applicable, that portion of the lump sum equal to the remaining amount of benefit that would have been payable to him or her, as of the date he or she is reemployed, if he or she had received his or her Plan benefit in the installment form set forth in Section 3.4.

      3.7 Effect on Certain Other Benefits.

            (a) Unemployment Benefits. Each Participating Employer reserves the right to contest an Eligible Employee's claim for unemployment benefits for any period for which payments are made to him under this Plan.

            (b) No Duplication of Benefits. If the Committee determines that the benefit payable under this Plan to an Eligible Employee duplicates (directly or indirectly) any other benefit otherwise payable to such Eligible Employee by the Company or any of its affiliates, including any Participating Employer, the Committee shall have the right to reduce the benefit otherwise payable under this Plan to the extent deemed necessary to eliminate such duplication.

                                   Section 4.

                                 ADMINISTRATION

      Except as otherwise described in this Section 4, the Plan shall be administered by the Committee. The Committee shall have the exclusive responsibility and complete discretionary authority to control the operation and administration of this Plan, with all powers necessary to enable it to properly carry out such responsibility, including, but not limited to, the power to construe the terms of this Plan, to determine status, coverage and eligibility for benefits, and to resolve all interpretive, equitable, and other questions that shall arise in the operation and administration of this Plan. All actions or determinations of the Committee shall be final, conclusive and binding on all persons. Solely for purposes of satisfying the reporting and disclosure obligations under the Employee Retirement Income Security Act of 1974, as amended, the plan administrator under Section 3(16) of such act shall be Golfsmith International, L.P.

                                   Section 5.

                                  MISCELLANEOUS

      5.1 Right to Terminate Employment. Each Participating Employer, unconditionally reserve the right to terminate an Eligible Employee's employment at any time, and the Eligible Employee's qualification or failure to qualify for a benefit under this Plan shall not establish any right of any kind or description whatsoever (a) to a continuation or reinstatement of employment with the Company or its affiliates, including any Participating Employer, or (b) for those who fail to qualify for a benefit, receipt of any payment from the Company or its affiliates, including any Participating Employer, in lieu of such benefit.

      5.2 Death. If an Eligible Employee dies after qualifying for a benefit under this Plan but before receiving all payments scheduled under the Plan, any unpaid amounts shall be paid to the Eligible Employee's estate in a lump sum.

      5.3 Incompetency. If any Eligible Employee is, in the opinion of the Committee, legally incapable of giving a valid receipt and discharge of any payment, the Committee may, in its discretion, direct that such payment or any part thereof be made to such person or persons who, in the opinion of the Committee, are caring for and supporting such Eligible Employee, unless it has received due notice of the appointment of a guardian or conservator of the estate of the Eligible Employee. A payment so made will be a complete discharge of the obligations of the Plan to the extent thereof, and neither the Committee nor any Participating Employer, shall have any obligation regarding the application of such payment.

      5.4 Source of Benefits. All benefits under this Plan shall be paid from the general assets of the Company or a Participating Employer, and the status of the claim of an Eligible Employee or his or her estate to any benefit shall be the same as the status of a claim against the Company or a Participating Employer by any general and unsecured creditor. No person whosoever shall look to, or have any claim whatsoever against, any officer, director, employee or agent of the Company or any Participating Employer in his or her individual capacity for the payment of any benefits whatsoever under this Plan.

      5.5 No Assignment; Binding Effect. No Eligible Employee or his or her estate shall have the right to alienate, assign, commute or otherwise encumber any benefit under this Plan for any purpose whatsoever and, except to the extent prohibited by applicable law, any attempt to do so shall be disregarded completely as null and void. The provisions of this Plan shall be binding on each employee, former employee, their respective estates and the Company and its affiliates, including each Participating Employer.

      5.6 ERISA. The Company intends that this Plan constitute a "welfare plan" under the Employee Retirement Income Security Act of 1974, as amended, and any ambiguities in this Plan shall be construed to effect that intent.

      5.7 Construction, Controlling Law. This Plan shall be construed in accordance with the law of the State of Texas except to the extent such law has been preempted by the Employee Retirement Income Security Act of 1974, as amended. In the construction of this Plan, the masculine shall include the feminine and the feminine the masculine, and the singular shall include the plural and the plural the singular, in all cases where such meanings would be appropriate. Headings and subheadings have been added only for convenience of reference and shall have no substantive effect whatsoever. All references to sections shall be to sections of this Plan.

      5.8 Amendment and Termination. The Plan may be terminated at any time by adoption of a resolution of the Committee. The Committee also may amend this Plan at any time and from time to time, in any manner which the Committee deems desirable, to take effect retroactively or otherwise, by adoption of a written amendment.

      5.9 Limitations. In the event an Eligible Employee discloses to any unauthorized person information relating to the business of the Company or its affiliates, including any Participating Employer, which is confidential or breaches any contract (including the agreements described in Section 3.3) with or violates any legal obligation to the Company or its affiliates, including any Participating Employer, or if the Company or any affiliate, including any Participating Employer, acting in good faith determines that it has a claim against an Eligible Employee that relates back directly or indirectly to his or her employment with the Company or the affiliate, including any Participating Employer, the Committee shall have the right to suspend or discontinue permanently any further payments to or for the benefit of the Eligible Employee under the Plan and/or to offset the benefit otherwise payable to the Eligible Employee under the Plan to the extent deemed necessary to satisfy any debt or other amount that the Committee, acting in good faith, determines is owed by the Eligible Employee to the Company, affiliate or Participating Employer.

      5.10 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, but this Plan shall be construed and enforced as if said illegal and invalid provision had never been included herein.

      IN WITNESS WHEREOF, Golfsmith International Holdings, Inc. has caused this Plan to be executed by its duly authorized officer this 15th day of August, 2004, effective as of August 15, 2004.

                            GOLFSMITH INTERNATIONAL HOLDINGS, INC.
                            SEVERANCE PAY PLAN COMMITTEE

                            By: /s/ JAMES D. THOMPSON
                               ------------------------------------
                               Title:  Chief Executive Officer
                                     ------------------------------
                            Date: August 15, 2004
                                 ----------------------------------

                            SUMMARY PLAN DESCRIPTION
                      FOR THE GOLFSMITH SEVERANCE PAY PLAN

                                   Section 1.

                              GENERAL INFORMATION.

      Attached to this summary plan description is a copy of the Golfsmith Severance Pay Plan, or the "Plan", in effect as of August 15, 2004, and together with this summary plan description, the attached copy of the Plan describes the severance benefits to which you may be entitled as of such date. The Plan may be amended at any time, and from time to time, in any manner the Golfsmith Severance Pay Plan Committee deems desirable, and such amendment may take effect retroactively or otherwise. In addition, the Golfsmith Severance Pay Plan Committee may terminate the Plan at any time. You will be notified of any such amendment or termination, as applicable, within the time periods prescribed by law.

      1.1 Plan Administrator. The plan administrator of the Plan is:

                   Golfsmith International, L.P.
                   11000 North- IH 35
                   Austin, Texas 78753-3195
                   Telephone: (512) 837-8810
                   Attention: Ginger Bunte

      1.2 Plan Sponsor. The sponsor of the Plan is

                   Golfsmith International Holdings, Inc.
                   11000 North- IH 35
                   Austin, Texas 78753-3195
                   Telephone: (512) 837-8810
                   Attention: Ginger Bunte

      1.3 Participating Employers. In order to be an Eligible Employee for purposes of participating in the Plan, you must meet the requirements that are set forth in the Plan, and you must be employed by one of the following Participating Employers:

                   Golfsmith International Holdings, Inc.
                   Golfsmith International, L.P.
                   Golfsmith NU, LLC
                   Golfsmith USA, LLC
                   Don Sherwood Golf Shop

The Golfsmith Severance Pay Plan Committee has the right to designate new participating employers or to remove employers from the list of participating employers at any time. If you have any questions regarding whether you are employed by a Participating Employer, please contact your Human Resources Department.

      1.4 Questions and Legal Matters. For routine questions about benefits, Eligible Employees should check with the Human Resources Department. Matters of a legal nature relating to the plan should be addressed to the Human Resources Department. Legal process may also be served on the plan administrator.

      1.5 Additional Information. The plan year for this Plan shall be the calendar year. For government reporting purposes, the Employer Identification Number (EIN) for Golfsmith International, L.P. is 22-1957337. In addition, the Plan is identified by the following official plan name and plan number:

      - Plan Name: Golfsmith Severance Pay Plan

      - Plan Number: [503]

      This information should be used to identify the Plan in any correspondence relating to it.

                                   Section 2.

                            CLAIMS REVIEW PROCEDURE.

      2.1 Initial Claims. An Eligible Employee (or his or her estate) who does not receive a severance benefit following his or her termination of employment or who disagrees with the amount of benefit received, may send a claim in writing to the Committee through the Human Resources Department. A response to the claim will be provided to the Eligible Employee or his or her estate within 90 days (180 days if the Eligible Employee or his or her estate is notified of an extension).

In the event the Committee denies or modifies the claim for benefits under the Plan, the Eligible Employee or estate will be notified in writing of the following:

            (a) the specific reason for the denial or modification;

            (b) the Plan provisions upon which the denial or modification is based;

            (c) any additional material or information necessary to perfect the claim and the reasons why such material or information is necessary;

            (d) a description of the Plan's claim review procedures and the time limits applicable to such procedures; and

            (e) a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA if his or her claim is denied after the Committee undertakes additional review.

      2.2 Appeal of Initial Decision. In the event the claim is denied or modified, the claimant or his or her authorized representative must, within 60 days following receipt of the denial or modification, submit a written request to the Committee for review of its initial decision. Upon request and free of charge, the claimant or his or her authorized representative will be provided reasonable access to and copies of all relevant documents, including all documents relied upon by the Committee in reaching its initial determination. Within 60 days following the request for review, the Committee must, after providing the claimant with a full and fair review, render its final decision in writing to the claimant stating specific reasons for its decision. If special circumstances require an extension of such 60-day period, the Committee's decision will be rendered as soon as possible, but not later than 120 days after receipt of the claimant's request for review. If an extension of time for review is required, the claimant will receive written notice of the extension prior to the commencement of the extension period.

If the Committee again denies or modifies the claim for benefits under the Plan, the claimant or his or her estate will be notified in writing of the following:

            (a) the specific reason for the denial or modification;

            (b) the Plan provisions upon which the denial or modification is based;

            (c) any additional material or information necessary to perfect the claim and the reasons why such material or information is necessary;

            (d) a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA; and

            (e) a statement that the Plan has no voluntary review procedures.

                                   Section 3.

                               RIGHTS UNDER ERISA.

      3.1 General. Each Eligible Employee is entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Eligible Employees shall be entitled to:

      3.2 Information about the Plan and Benefits. ERISA provides that all Eligible Employees shall be entitled to:

      - receive information about the Plan and benefits,

      - examine, without charge, at the plan administrator's office and at other specified locations, all documents governing the Plan, and a copy of the latest annual report (Form 5500 Series), if any, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration, and

      - obtain, upon written request to the plan administrator, copies of documents governing the operation of the Plan, including an updated summary plan description. The plan administrator may make a reasonable charge for the copies.

      3.3 Prudent Actions by Plan Fiduciaries. ERISA provides that all Eligible Employees shall be entitled to prudent actions by Plan fiduciaries. In addition to creating rights for Eligible

Employees, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of Eligible Employees and their beneficiaries. No one, including the employer, a union, or any other person, may fire or otherwise discriminate against an Eligible Employee in any way to prevent an Eligible Employee from obtaining a benefit or exercising his or her rights under ERISA.

      3.4 Enforcement of Rights. ERISA provides that all Eligible Employees shall be entitled to enforce their rights. If a claim for a benefit is denied or ignored in whole or in part, an Eligible Employee has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

      Under ERISA, there are steps that may be taken to enforce the above rights. For instance, if an Eligible Employee requests a copy of Plan documents or the latest annual report from the Plan and does not receive them within 30 days, a suit may be filed in a Federal court. In such a case, the court may require the plan administrator to provide the materials and pay an Eligible Employee up to $110 a day until the materials are received, unless the materials were not sent because of reasons beyond the control of the plan administrator. If a claim for benefits is denied or ignored, in whole or in part, a suit may be filed in a state or Federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if an Eligible Employee is discriminated against for asserting rights, assistance may be sought from the U.S. Department of Labor, or a suit may be filed in a Federal court. The court will decide who should pay court costs and legal fees. If successful, the court may order the person that is sued to pay these costs and fees. If the Eligible Employee loses, the court may order the Eligible Employee to pay these costs and fees, for example, if it finds the claim is frivolous.

      3.5 Assistance with Questions. ERISA provides that all Eligible Employees shall be entitled to assistance with questions.

      Eligible Employees should contact the Plan Administrator with questions about the Plan. For questions about this statement or about rights under ERISA, or assistance in obtaining documents from the Plan Administrator, an Eligible Employee should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. Certain publications about rights and responsibilities under ERISA may be obtained by calling the publications hotline of the Employee Benefits Security Administration.

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